Exhibit 10.6

National Semiconductor Corporation

Notice of Grant of Stock Option and Option Agreement

You have been granted a Non-Qualified Stock Option under one of National Semiconductor Corporation's Stock Option Plans.

Option Grant Date:

Option Price:

Number of Shares:

Vesting Schedule:

Plan under which option granted:

Option Term:

Option Number:

Except in certain instances, vesting on options ceases upon termination of employment. After termination, vested options generally may be exercised within 3 months although certain exceptions apply. Consult the Plan and Prospectus for details.

The option is subject to the terms and conditions of this non-qualified Stock Option Agreement, the additional terms and conditions of the Stock Option Agreement, the Plan under which the option was granted, and the Prospectus for the Company's Stock Option Plans. These documents may be accessed on the intranet at the National Semiconductor Corporate Human Resources website, www-hr.nsc.com/Site_Map/site_map.html. Hard copies are available upon request from Stock Administration, Mail Stop C1-640, 2900 Semiconductor Drive, Santa Clara, CA 95051, stock.administration@nsc.com.

The exercise of a stock option has tax implications. Consult the Prospectus and your tax adviser for details.

PLEASE NOTE: The granting of stock options is solely at the Company's discretion. There is no guarantee that you will be granted options in the future. In addition, the Company is not responsible for and does not guarantee that you will be able to achieve any particular sales price in connection with your stock option exercise.

By agreeing to accept this agreement, you confirm that you have received copies of and agree to be bound by the terms and conditions of the applicable Stock Option Plan, Additional Terms of the Stock Option Agreement, and Prospectus. In particular, you should note that by accepting this agreement, you consent to the collection, use and transfer of personal data about you as described in the Additional Terms of the Stock Option Agreement. This option cannot be exercised unless you have accepted this agreement.

*97PL is the 1997 Employees Stock Option Plan, 77PL is the Stock Option Plan, and EXEC is the Executive Officer Stock Option Plan.

AGREEMENT

ADDITIONAL TERMS AND CONDITIONS

STOCK OPTION PLAN

1997 EMPLOYEES STOCK OPTION PLAN

EXECUTIVE OFFICER STOCK OPTION PLAN

Rev. 2/26/07

1.      The Option shall terminate and may not be exercised if the Optionee ceases to be employed by the Company, or any of its subsidiaries, prior to Optionee's completion of six months of continuous employment following the date the Option was granted. If Optionee's employment terminates after such six month period, the Option shall terminate and may not be exercised except as follows:

(a)

If Optionee's continuous employment terminates for any reason other than (i) retirement, (ii) permanent disability, or (iii) death, Optionee may exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination at any time within a period of three (3) months following the date of such termination. If Optionee shall die during such three (3) month period without having exercised the Option, the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent or distribution may exercise the Option within a period of one year following Optionee's death but only to the extent the Option was exercisable at the date of Optionee's termination;

(b)

If Optionee's continuous employment is terminated by (i) retirement, (ii) permanent disability, or (iii) death, the Option may be exercised as provided in the Vesting Schedule (subject to the accelerated vesting provisions of Paragraph 2 hereof) at any time within a period of five (5) years following the date of such termination by Optionee, or in the event of Optionee's death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the laws of descent or distribution; provided, however, that if Optionee shall become employed by or provide services in any manner to a competitor of the Company or any subsidiary thereof, the Option shall terminate immediately and may not be exercised.

2.    If Optionee has completed at least six months of continuous employment following the date the Option was granted and Optionee's continuous employment is terminated by (i) death or (ii) retirement or permanent disability and Optionee dies within three (3) years following the date of such termination, the Option shall be fully exercisable upon Optionee's death notwithstanding the installment exercise provisions of the Vesting Schedule.

Exhibit 10.6

3.     Nothing contained in Paragraph 1 or Paragraph 2 hereof is intended to extend the stated term of the Option, and in no event may the Option be exercised after the Option Term has expired.

4.    The Option is exercisable, during the lifetime of the Optionee, only by the Optionee. The Option shall not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

5.    In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of shares subject to the Option and the purchase price of such shares shall be appropriately adjusted by the Option Committee. No fractional shares shall be issued upon any exercise of the Option.

6.     Subject to the terms and conditions of this Agreement, the Option may be exercised by giving notice to the Company at such location and in such form, which may be electronic, as the Company may designate. Such notice shall (i) state the election to exercise the Option and the number of full shares in respect of which it is being exercised, and (ii) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised (pursuant to Paragraph 1 hereof) by any person or persons other than the Optionee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option. Such notice may be in electronic form and shall be accompanied by payment of the full purchase price of such shares, whereupon the Company shall issue and deliver, or cause to be issued and delivered a certificate or certificates representing such shares, which may be in book entry form, as soon as practicable after such notice is received. The purchase price for such shares must be paid in full in cash, or paid in full in Common Stock of the Company held by the Optionee for at least six months or a combination of cash and Common Stock held for at least six months by the Optionee. Common Stock tendered in full or partial payment of the purchase price shall be valued at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise, or if there is no trading on such date, then on the first previous date on which there was such trading. The payment of all or part of the required withholding taxes due upon exercise of the Option, up to the highest marginal rates then in effect, may be made by the withholding of shares otherwise issuable upon exercise of the Option. Option shares withheld in payment of such taxes shall be valued at the opening price of the Company's Common Stock on the New York Stock Exchange on the date of exercise, or if there is no trading on such date, then on the first previous date on which there was such trading. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. The date of the exercise of the Option will be the date on which the aforesaid notice, properly executed and accompanied as aforesaid, is received by the Company. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the person or persons exercising the Option shall possess no rights of a record holder with respect to any of such shares.

7.     The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell the shares of stock subject to the Option. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of its stock to satisfy the Option shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option pending the time when such authority is obtained or is obtainable.

8.     By entering into this Agreement and accepting the grant of an option evidenced hereby, Optionee acknowledges that: (i) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (ii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company and the Committee; (iv) the Optionee's receipt of this Option shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Optionee's employment relationship at any time with or without cause; (v) the Optionee's participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee's employment contract, if any; (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (ix) if the underlying shares do not increase in value, the Option will have no value.

9.    For Optionees employed at international locations: The Company and/or the Optionee's employer will assess its requirements regarding tax, social insurance and any other payroll tax (Tax-Related Items") withholding and reporting in connection with the Option, including the grant, vesting or exercise of the Option or sale of shares acquired pursuant to such exercise. These requirements may change from time to time as laws or interpretations change. Regardless of the actions of the Company and/or the Optionee's employer in this regard, the Optionee hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that the Company and/or the Optionee's employer (i) makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of shares acquired pursuant to such exercise; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee's liability regarding Tax-Related Items. In the event that the Company and/or the Optionee's employer must withhold any Tax-Related Items as a result of the grant, vesting, or exercise of the Option or sale of shares, the Optionee agrees to make arrangements satisfactory to the Company and/or the Optionee's employer to satisfy all withholding requirements. The Optionee authorizes the Company and/or the Optionee's employer to withhold all applicable Tax-Related Items legally due from the Optionee from his or her wages or other cash compensation paid him or her by the Company and/or the Optionee's employer or from proceeds from the sale of shares.

10.    As a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this Paragraph 10. The Optionee understands that the Company and its subsidiaries hold certain personal information about the Optionee, including the Optionee's name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee's favor, for the purpose of managing and administering the Plan ("Data"). The Optionee further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee's participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee's participation in the Plan, including any requisite transfer to a broker or other third party with whom the Optionee may elect to deposit any shares of stock acquired upon exercise of the Option such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Optionee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Optionee's ability to exercise or realize benefits from the Option.

11.    Capitalized terms not defined herein or in the Notice of Grant of Stock Option and Agreement shall have the meaning ascribed to them in the Plan. Moreover, as used in this Option Agreement, the following terms shall have the meanings set forth in this Paragraph 11:

(a)	"subsidiary": any corporation in which the Company controls, directly or indirectly, 50% or more of the combined voting power of all classes of stock;

(b)	"continuous employment": the absence of any interruption or termination of employment by the Company or any of its subsidiaries. Employment shall not be considered interrupted in the case of transfers between payroll locations of the Company and/or its subsidiaries, or in the case of sick leave or any other leave of absence approved by the Company;

(c)

"retirement": a permanent termination of employment with the Company or any of its subsidiaries (i) after reaching age sixty-five (65) or after reaching age fifty five (55) and the Optionee's age plus years of service in the employ of the Company or any of its subsidiaries is sixty-five (65) or more, and (ii) with no intention to engage in a full-time vocation;

(d)	"permanent disability": a permanent and total incapacity to perform any services for the Company or any of its subsidiaries;

(e)	"Committee": the Compensation Committee of the Board of Directors of the Company.

12.    This Option Agreement shall be governed by the laws of the State of Delaware.

13.    This Option is granted pursuant to the Plan specified in the Notice of Grant of Stock Option and Option Agreement. A copy of the Plan is available in electronic form on the Company's Human Resources website or in hard copy from the Stock Administration department and is by reference incorporated herein. In the event of any inconsistency between the terms hereof and the provisions of the Plan, the Plan shall govern.

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